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                                                                     EXHIBIT 8.3

              [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

                                January 4, 2000



SpecialtyMD.com Corporation
1510 Page Mill Road
Palo Alto, CA 94304



Ladies and Gentlemen:

     We have acted as counsel to SpecialtyMD.com corporation, a Delaware corporation (the "Company") in connection with the proposed merger (the "Merger") among Chemdex Corporation, a Delaware corporation ("Parent"), Spinach Acquisitions Corp., a Delaware corporation and wholly-owned transitory merger subsidiary of Parent ("Merger Sub"), and the Company pursuant to an Agreement and Plan of Merger dated as of December 10, 1999, (the "Merger Agreement"). The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of Parent which includes the Proxy Statement/Prospectus of the Company (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

     In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement, (ii) the truth and accuracy of the representations and warranties made by Parent, Merger Sub and the Company in the Merger Agreement, and (iii) the truth and accuracy of the certificates of representations to be provided to us by Parent, Merger Sub and the Company and (iv) that none of the Company's debt will be considered to be equity for tax purposes.

     Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "The
Chemdex/SpecialtyMD Merger --Certain Material United States Federal Income Tax Consequences," subject to the limitations and qualifications described therein, sets forth the material United States
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SpecialtyMD.com Corporation
January 4, 2000
Page 2

Federal income tax considerations generally applicable to the Merger. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the United States Federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

          This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8.3 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   /s/ Wilson Sonsini Goodrich & Rosati

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation